CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement No. 333-119154 (Investment Company Act of 1940 file No. 811-04440) of Sun Life (N.Y.) Variable Account C on Form N-4 of our report dated March 31, 2006 relating to the financial statements of Regatta (N.Y), Regatta Gold (N.Y.), Regatta Extra (N.Y.), Regatta Masters Flex (N.Y.), Regatta Masters Extra (N.Y.), Regatta Masters Access (N.Y.) and Regatta Masters Choice (N.Y.), Regatta Masters Reward (N.Y.), Regatta Masters Select (N.Y.) Sub-Accounts included in Sun Life (N.Y.) Variable Account C appearing in the Statement of Additional Information, which is part of such Registration Statement, to the use of our report dated March 23, 2006 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of the American Institute of Certified Public Accountants' Statement of Position 03-1, "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts," effective January 1, 2004, described in Note 1) relating to the financial statements of Sun Life Insurance and Annuity Company of New York, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the incorporation by reference in this Prospectus, which is part of such Registration Statement, to our report dated March 23, 2006 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of the American Institute of Certified Public Accountants' Statement of Position 03-1, "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts," effective January 1, 2004, described in Note 1) in the Annual Report on Form 10-K of Sun Life Insurance and Annuity Company of New York for the year ended December 31, 2005.

We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in such Statement of Additional Information.

/s/Deloitte & Touche LLP

Boston, Massachusetts

March 31, 2006